Exhibit 99.1

EVI Industries Reports Record Third Quarter Results

Record revenue and gross profit reflect continued enterprise growth and progress in operational optimization, customer engagement, and long-term scalability initiatives.

Miami, Florida – May 11, 2026 – EVI Industries, Inc. (NYSE American: EVI) announced today its operating results for the third quarter of the fiscal year ending June 30, 2026. The Company also provided updates on its long-term growth strategy and ongoing operational optimization, process improvement, and enterprise-wide coordination initiatives intended to improve scalability, efficiency, customer experience, and long-term operating performance.

Since commencing the execution of its long-term growth strategy in 2016, EVI has evolved from a single-location business in Florida with 32 employees into a leading North American commercial laundry distribution and service enterprise encompassing 32 businesses and approximately 900 associates, including more than 200 sales professionals and over 425 service personnel. Through disciplined acquisitions, operational investment, and the continued expansion of its service and infrastructure capabilities, EVI has generated compounded annual growth rates of approximately 29% in revenue, 15% in net income, and 26% in adjusted EBITDA over such ten-year period. During this period, the Company has also focused on improving the quality and profitability of its revenue base, contributing to gross margin expansion from approximately 23% in fiscal 2019 to 32.5% and 31.5% for the three and nine-month periods ended March 31, 2026, respectively.

As EVI’s enterprise has expanded, management’s focus has increasingly shifted toward operational optimization across the enterprise. The Company has substantially completed the deployment of its ERP system, field service platform, and business intelligence capabilities, which management believes provide the operational visibility and data-driven insight necessary to support a new phase focused on process improvement, operational coordination, and enterprise-wide efficiency initiatives. Management aims to improve coordination both upstream with manufacturers and supply chain partners and downstream with customers in an effort to reduce operational redundancies, increase labor utilization, enhance customer responsiveness, improve inventory efficiency, and create additional opportunities to expand market share and repeat customer purchasing activity over time. Management believes these initiatives position EVI to improve operating leverage, profitability, and long-term cash flow generation as the enterprise continues to mature.

While revenues for the third fiscal quarter were adversely affected by disruptions associated with severe weather conditions and delays in customer facility readiness, delivery, and installation schedules, EVI nonetheless delivered record revenues for both the three and nine-month periods ended March 31, 2026, reflecting the Company’s expanded operating enterprise, contributions from acquired businesses, and continued market share gains. During the quarter, the Company also continued advancing operational modernization and process improvement initiatives focused on customer experience, coordination, working capital efficiency, and scalable infrastructure. Management believes these initiatives are strengthening EVI’s operating foundation and positioning the enterprise to improve long-term operating leverage, repeat customer revenue generation, and profitability.

Third Fiscal Quarter Performance

Compared to the three months ended March 31, 2025

■	Revenue increased 8% to a record $101.1 million,
■	Gross Profit increased 17% to a record $32.8 million, representing a record gross margin of 32.5%,
■	Operating Income remained flat at $2.3 million,
■	Net Income was $0.8 million compared to $1.0 million, and
■	Adjusted EBITDA increased 11% to $5.6 million, or 5.5% of revenue.

Nine-Months Performance

Compared to the nine months ended March 31, 2025

■	Revenue increased 16% to a record $324.7 million,
■	Gross Profit increased 21% to a record $102.2 million, representing a record gross margin of 31.5%,
■	Operating Income increased 4% to $10.1 million,
■	Net Income was $5.0 million compared to $5.4 million, and
■	Adjusted EBITDA increased 12% to a record $20.0 million, or 6.2% of revenue.

Revenue for the third fiscal quarter and nine-month period reached record levels, driven primarily by contributions from acquired businesses and supported by ongoing initiatives to expand market share, strengthen customer relationships, and enhance service capabilities across the enterprise.  Selling, general and administrative expenses decreased approximately $0.7 million compared to the second fiscal quarter, all of which was the result of a decrease in general and administrative expenses, notwithstanding the inclusion of one month of expenses associated with the acquisition of Belenky, Inc.  Management believes these improvements reflect increasing operating discipline, process improvements, facility consolidation efforts, and technology-enabled coordination initiatives designed to improve scalability, efficiency, and long-term operating leverage across the enterprise.

Henry Nahmad, Chairman and Chief Executive Officer, commented: “Over the past decade, EVI has built a significantly larger and more capable enterprise through disciplined acquisitions, operational investment, and a long-term commitment to customer service. As our enterprise continues to mature, we believe we are entering a new phase focused on operational optimization, process improvement, and enterprise-wide coordination initiatives intended to improve scalability, efficiency, customer experience, and long-term operating performance.”

Mr. Nahmad continued, “While certain factors affected the pace at which revenue was fulfilled during the quarter, we continued to make encouraging progress strengthening the quality and economics of the enterprise. We believe our investments in technology, field service operations, business intelligence capabilities, inventory management, and operational coordination are positioning EVI to improve operating leverage, enhance customer engagement, expand repeat purchasing activity across our installed customer base, and generate increasing long-term value over time.”

Customer Experience, Field Service Technology and Modernization Initiatives

The Company continues to invest in operational modernization initiatives intended to improve the customer experience and strengthen operational coordination across the enterprise and the Company’s supply chain. As these technologies become more broadly deployed and utilized across the organization, management is increasingly focused on process improvement and operational execution intended to enhance efficiency, scalability, and customer engagement.

During the quarter, the Company continued expanding the use of its field service technologies and integrated analytics capabilities, which management believes are contributing to measurable operational improvements and stronger customer engagement. Total service appointments supported by the field service platform increased approximately 9% compared to the second fiscal quarter to more than 27,500 appointments across more than 10,600 customers, while technician productivity, measured by jobs completed per technician per day, improved 3%. Management believes EVI’s recurring customer relationships are an important component of the Company’s long-term growth opportunity. Over 75% of customers that purchased parts during the quarter had purchased from EVI within the last three years, which management believes demonstrates the recurring nature of many customer relationships, the importance of EVI’s service organization, and the value of the Company’s installed equipment knowledge.

Organic Growth and Recurring Revenue Opportunities

The Company continues to identify opportunities to create repeat customer revenue opportunities across its growing customer base. One example is Premier Chemical Solutions; a division developed within one of the Company’s 32 business units to serve customer demand for chemicals and detergents used in commercial laundry operations. Consistent with EVI’s entrepreneurial culture, local leadership identified the opportunity and organized dedicated management, sales, and service resources to support its growth.

For the nine months ended March 31, 2026, Premier Chemical Solutions increased chemical and detergent sales revenue by 49% compared to the same period of the prior fiscal year. The division has added approximately 12 new customer accounts per month during the fiscal year, while maintaining customer attrition below 1.0%. Management believes these results demonstrate EVI’s ability to leverage its customer relationships, installed equipment knowledge, service organization, and local market presence to expand higher-margin repeat purchasing activity with relatively limited incremental customer acquisition costs and capital investment.

Importantly, Premier Chemical Solutions currently operates within only one of EVI’s 32 business units, and management believes broader cross-selling opportunities may exist across the Company’s broader installed customer base.

Working Capital and Financial Strength

Inventory balances increased during the quarter, reflecting higher working capital investment associated with confirmed customer sales order contracts, including certain larger industrial projects anticipated to be delivered during the fourth fiscal quarter. Inventory balances also increased due in part to manufacturer price increases associated with rising costs and tariffs, as well as the Company’s decision to purchase certain equipment inventory in advance of anticipated pricing actions and customer delivery requirements. Across the Company’s four operating regions, excluding the Company’s master distributor operations, approximately 65% of equipment inventory is currently allocated to confirmed customer sales order contracts, which management believes demonstrates that a substantial portion of inventory is tied to identified customer demand and future revenue fulfillment. As part of the Company’s broader operational optimization efforts, management continues to focus on improving demand planning, inventory visibility, and coordination with OEM and supply chain partners in an effort to enhance procurement and fulfillment efficiency, improve working capital management, and support more consistent long-term operating cash flow generation. EVI continues to operate from a position of financial strength and flexibility, with a balance sheet and liquidity profile that management believes supports continued investment in technology, service capabilities, organic growth opportunities, working capital, and acquisition activity.

Buy and Build Growth Strategy

During the quarter, EVI completed the acquisition of Belenky, Inc., an Akron, Ohio-based distributor of commercial laundry products and provider of related installation and maintenance services. Belenky represents the 32nd commercial laundry business to join the EVI family and further expands the Company’s presence in Ohio.  Consistent with EVI’s entrepreneurial operating model, acquired businesses generally operate with local leadership and decision-making authority while benefiting from the Company’s capital resources, technology investments, operating infrastructure, and strategic support. EVI believes preserving the relationships, culture, and market expertise of acquired businesses is an important component of long-term value creation.

The Company continues to evaluate acquisition and investment opportunities in and around the commercial laundry industry. Management believes EVI’s reputation, long-term approach to enterprise building, operational experience, and credibility as a disciplined and trusted acquirer position the Company to continue pursuing attractive growth opportunities.

Earnings Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed under “Financial Info” in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo. For additional information regarding the Company’s results for the quarter ended March 31, 2026, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of stock-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of stock-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Stock-based Compensation. EVI considers adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as the purchase of the Company’s installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “could,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “strategy” and similar expressions are intended to identify forward looking statements. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers or suppliers are located; economic uncertainty, including as it relates to governmental measures such as tariffs, including legislation and judicial decisions with respect thereto, and their effect on the pricing and demand for, and availability of, the Company’s products, global trading markets, credit markets, industry conditions, economic conditions generally or otherwise on the Company and its business and results; currency exchange fluctuations, including that a weakening of the U.S. dollar would result in increased costs, which in turn would negatively affect the Company’s operating results; industry conditions and trends; credit market volatility; risks related to supply chain delays and disruptions and their impact on the Company’s business and results, including the Company’s ability to deliver products and services to its customers on a timely basis; risks relating to inflation and other price increases (including due to the imposition of tariffs), and their impact on the Company’s costs and results (including that, if desired, the Company may not be able to successfully increase the price of its products and services to offset such costs, in whole or in part, and that price increases may result in reduced demand for the Company’s products and services); risks related to interest rate increases, including the impact thereof on the cost of the Company’s indebtedness and the Company’s ability to raise capital if deemed necessary or advisable; risks associated with international relations and international hostilities, including any escalation or worsening thereof, and their impact on economic conditions;  the Company’s ability to implement its business and growth strategies and plans, including changes thereto; risks and uncertainties associated with the Company’s “buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions and other strategic transactions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions or other strategic transactions (or for other purposes), risks related to the business, results, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks that initiatives and investments, including, without limitation, investments in acquired businesses and technology and modernization initiatives (including customer service, process improvement, working capital optimization and other initiatives and investments described in this press release), may not result in the benefits anticipated; sales contracts, including for parts and equipment held in inventory, and projects may not be completed when expected; the Company’s sales of chemicals and detergents may not expand as anticipated or at all, and may not be indicative of other potential value creation opportunities; the impact of measures which the Company may take from time to time in connection with its expansion efforts and pursuit of market share growth, including that they may not be successful and may adversely impact the Company’s gross margin and other financial results; technology changes; competition, including the Company’s ability to compete effectively and the impact that competition may have on the Company and its results, including the prices which the Company may charge for its products and services and on the Company’s profit margins, and competition for qualified employees; risks relating to the Company’s relationships with its principal suppliers and customers, including the impact of the loss of any such relationship; risks related to the Company’s indebtedness; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; and risks of cybersecurity threats or incidents, including the potential misappropriation or use of assets or confidential information, corruption of data or operational disruptions. Reference is also made to the other economic, competitive, governmental, technological and other risks and factors discussed in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited	Unaudited	Unaudited
	9-Months	9-Months	3-Months	3-Months
	Ended	Ended	Ended	Ended
	3/31/2026	3/31/2025	3/31/2026	3/31/2025
Revenues	$324,697	$279,874	$101,134	$93,538
Cost of Sales	222,454	195,442	68,313	65,483
Gross Profit	102,243	84,432	32,821	28,055
SG&A	92,173	74,778	30,562	25,780
Operating Income	10,070	9,654	2,259	2,275
Interest Expense, net	2,958	1,717	959	565
Income before Income Taxes	7,112	7,937	1,300	1,710
Provision for Income Taxes	2,142	2,536	547	669
Net Income	$4,970	$5,401	$753	$1,041

Net Earnings per Share
Basic	$0.33	$0.36	$0.05	$0.07
Diluted	$0.31	$0.35	$0.05	$0.07

Weighted Average Shares Outstanding
Basic	12,826	12,726	12,864	12,756
Diluted	13,650	13,138	13,542	13,135

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	Unaudited
	3/31/2026	6/30/2025
Assets
Current assets
Cash	$4,316	$8,852
Accounts receivable, net	56,022	60,494
Inventories, net	80,209	66,059
Vendor deposits	1,635	1,396
Contract assets	4	289
Other current assets	11,002	8,346
Total current assets	153,188	145,436
Equipment and improvements, net	19,532	17,772
Operating lease assets	11,572	10,751
Intangible assets, net	29,660	30,875
Goodwill	93,931	91,667
Other assets	10,348	10,527
Total assets	$318,231	$307,028

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$52,004	$50,963
Accrued employee expenses	15,293	15,398
Customer deposits	21,221	24,316
Contract liabilities	3,028	408
Current portion of operating lease liabilities	3,925	3,778
Total current liabilities	95,471	94,863
Deferred income taxes, net	7,683	7,691
Long-term operating lease liabilities	9,080	7,997
Long-term debt, net	60,000	53,000
Total liabilities	172,234	163,551

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	328	325
Additional paid-in capital	115,264	111,219
Treasury stock	(6,670)	(5,155)
Retained earnings	37,075	37,088
Total shareholders' equity	145,997	143,477
Total liabilities and shareholders' equity	$318,231	$307,028

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the nine months ended
	3/31/2026	3/31/2025
Operating activities:
Net income	$4,970	$5,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,990	4,734
Amortization of debt discount	—	54
Provision for expected credit losses	873	733
Non-cash lease expense	(41)	75
Stock compensation	3,963	3,428
Inventory reserve	492	864
(Benefit) provision for deferred income taxes	(8)	57
Other	24	(105)
(Increase) decrease in operating assets:
Accounts receivable	4,084	(8,549)
Inventories	(14,380)	941
Vendor deposits	(230)	(1,100)
Contract assets	285	1,089
Other assets	(1,047)	(1,189)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	2,967	4,172
Accrued employee expenses	(105)	463
Customer deposits	(3,211)	257
Contract liabilities	2,620	—
Net cash provided by operating activities	7,246	11,325

Investing activities:
Capital expenditures	(5,267)	(3,162)
Cash paid for acquisitions, net of cash acquired	(7,102)	(12,580)
Net cash used by investing activities	(12,369)	(15,742)

Financing activities:
Dividends paid	(4,983)	(4,593)
Proceeds from borrowings	73,000	54,000
Debt repayments	(66,000)	(43,000)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(1,515)	(691)
Issuances of common stock under employee stock purchase plan	85	56
Net cash provided by financing activities	587	5,772
Net (decrease) increase in cash	(4,536)	1,355
Cash at beginning of period	8,852	4,558
Cash at end of period	$4,316	$5,913

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the nine months ended
	3/31/2026	3/31/2025
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,961	$1,677
Cash paid during the period for income taxes	$3,526	$2,674
Supplemental disclosures of non-cash investing information:
Amounts owed to sellers in connection with acquisitions	$756	$—

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Stock-based Compensation (in thousands)

	Unaudited	Unaudited	Unaudited	Unaudited
	9-Months	9-Months	3-Months	3-Months
	Ended	Ended	Ended	Ended
	3/31/2026	3/31/2025	3/31/2026	3/31/2025
Net Income	$4,970	$5,401	$753	$1,041
Provision for Income Taxes	2,142	2,536	547	669
Interest Expense, Net	2,958	1,717	959	565
Depreciation and Amortization	5,990	4,734	2,028	1,627
Amortization of Stock-based Compensation	3,963	3,428	1,320	1,165
Adjusted EBITDA	$20,023	$17,816	$5,607	$5,067

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Henry M. Nahmad

Chairman and CEO

(305) 402-9300

Craig Ettelman

Director of Finance and Investor Relations

(305) 402-9300

info@evi-ind.com